UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  06/13/2005

NATCO GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-15603

DE	222906892
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2950 North Loop West, Suite 700, Houston, TX 77092
(Address of Principal Executive Offices, Including Zip Code)

713-683-9292
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On June 13, 2005, the Governance, Nominating & Compensation Committee of NATCO Group Inc.'s Board of Directors approved stock option grants and restricted stock awards to certain key employees under the Company's 1998 Employee Incentive Plan, 2001 Stock Incentive Plan and 2004 Stock Incentive Plan. These included the following grants and awards to certain executives designated as "named executive officers" in the Company's 2005 proxy statement:

Named Executive Officer        Number of Restricted Shares Granted        Number of Options Granted

Patrick M. McCarthy                           6,650                                                   12,432
C. Frank Smith                                       4,271                                                     7,986
Robert A. Curcio                                   3,873                                                      7,242
Richard W. FitzGerald                          3,857                                                     7,212

The incentive plans permit the Company to grant options to participants pursuant to stock option agreements and permit the Company to award restricted stock to participants pursuant to the terms and conditions of such plans. A form of each such agreement for the awards of options and restricted stock to the executives named above is attached as Exhibits 10.1 and 10.2, respectively, and is incorporated by reference into this report.

Item 9.01.    Financial Statements and Exhibits

Exhibit No.
        Description
10.1        Form of Nonstatutory Stock Option Agreement
10.2        Form of Restricted Stock Agreement

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

NATCO GROUP INC.

Date: June 17, 2005.	By:	/s/ Richard W. FitzGerald
Richard W. FitzGerald
Senior Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Form of Nonstatutory Stock Option Agreement
EX-10.2	Form of Restricted Stock Agreement